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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549






                                    FORM 8-K
                                 CURRENT REPORT






     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934






        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) - JUNE 22, 1999







                              MINNESOTA POWER, INC.


                             A Minnesota Corporation
                           Commission File No. 1-3548
                   IRS Employer Identification No. 41-0418150
                             30 West Superior Street
                          Duluth, Minnesota 55802-2093
                           Telephone - (218) 722-2641





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ITEM 5.  OTHER EVENTS.

Reference is made to the Annual Report on Form 10-K for the year ended December 31, 1998 (1998 Form 10-K) of Minnesota Power, Inc. (Minnesota Power or Company) for background information on the following update. The cited reference is to the Company's 1998 Form 10-K.

Ref. Page 6. - Regulatory Issues
Ref. Page 16. - Item 2 Properties - Electric Operations
Ref. Page 25. - Outlook - Electric Operations - Eighth Paragraph

On June 22, 1999 Minnesota Power announced plans to build a natural gas-fired power plant near the city of Superior, Wisconsin. The combustion turbine power generating station will be capable of producing approximately 90 megawatts of electric power and cost approximately $35 million to $40 million to build. Pending any regulatory approvals, construction of the plant would begin during the year 2000 with completion scheduled in 2002.

Combustion turbines produce low emissions, making them an environmentally advantageous way to generate electricity. The plant will help alleviate a developing shortage of electricity during periods of peak electrical demand during summer and winter months, thereby improving the dependability of the electric system for the Company's customers. This facility will also help the Company avoid purchasing higher cost power when other Company generating facilities are down for maintenance.


Ref. Page 12. - Automotive Services - Second Paragraph
Ref. Page 17. - Automotive Services - Table
Ref. Page 26. - Outlook - Automotive Services - First Paragraph

On July 2, 1999 ADESA Canada, Inc., a wholly owned indirect subsidiary of the Company, purchased the Vancouver Auto Auction of New Westminster, British Columbia. This auction facility has six lanes and is situated on a 70-acre site. The purchase of the Vancouver auction facility is a major component of the Company's Canadian growth strategy. ADESA now operates 29 vehicle auction facilities.


Ref. Page 13. - Investments - Real Estate Operations - Sixth Paragraph
Ref. Page 18. - Third Paragraph
Ref. Page 26. - Outlook - Investments - Second Paragraph
Ref. From 10-Q for the quarter ended March 31, 1999, Page 15. - Fourth Paragraph

On June 30, 1999 MP Real Estate Holdings, Inc., a wholly owned subsidiary of the Company, purchased, for $45.0 million, certain real estate properties located in Cape Coral, Florida, from a subsidiary of Avatar Holdings Inc., a publicly traded developer and home builder headquartered in Coral Gables, Florida. Cape Coral, located adjacent to Fort Myers, Florida, has a population of 100,000 and is Florida's second largest municipality in land area. Properties purchased include approximately 2,500 acres of commercial and residential zoned land, including home sites, a golf resort, marina and commercial buildings. In exchange for $8.8 million MP Real Estate Holdings, Inc. concurrently assigned to a third party the rights to a shopping center and a portion of the vacant land. The Company funded the net amount of this transaction with internally generated funds and proceeds from the sale of certain investments in the Company's securities portfolio.

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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                                    Minnesota Power, Inc.
                                             -----------------------------------
                                                        (Registrant)





July 7, 1999                                            D. G. Gartzke
                                             -----------------------------------
                                                        D. G. Gartzke
                                               Senior Vice President - Finance
                                                 and Chief Financial Officer



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